UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2015

Walter Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation)	Commission File No.	(I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700
Birmingham, Alabama 35244
(205) 745-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 11, 2015, Walter Energy, Inc. (the “Company”) issued a press release announcing that it has elected to exercise the 30-day grace period under the terms of the indentures governing its 9.875% Senior Notes due in 2020 to extend the timeframe for making the cash interest payments due on June 15, 2015. The amount of the interest payment is approximately $19 million. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: June 11, 2015	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 11, 2015